United Rentals, Inc. Five Greenwich Office Park Greenwich, CT 06831 Telephone: 203 622 3131
203 622 6080

unitedrentals.com
United Rentals Announces First Quarter 2009 Results
GREENWICH, Conn. – April 29, 2009 – United Rentals, Inc. (NYSE: URI) today announced financial results for the first quarter 2009. Total revenue was $594 million and rental revenue was $448 million, compared with $772 million and $578 million, respectively, for the same period last year. Operating income was $18 million for the quarter, compared with $102 million for the same period last year.
On a GAAP basis, the company reported a first quarter 2009 net loss of $19 million, or $0.32 per diluted share, compared with net income of $38 million, or $0.34 earnings per diluted share, for the same period in 2008. Adjusted EPS, which excludes the impact of a $3 million after-tax restructuring charge related to branch closures and severance, was a loss of $0.28 per diluted share, compared with earnings of $0.36 per diluted share for the prior year, excluding the impact of a $2 million after-tax restructuring charge. Adjusted EBITDA margin, which also excludes the impact of the restructuring charges, was 24.4% for the first quarter, compared with 29.7% in 2008. The decline in profitability reflects continued weakness in non-residential construction, partially offset by the savings realized from the company’s ongoing cost-cutting measures.
First Quarter 2009 Highlights
•	Total debt was reduced by $113 million during the quarter, including $22 million related to the repurchase of outstanding senior notes.

•	Free cash flow was $129 million, compared with $143 million for the same period last year. The year-over-year decline in free cash flow reflects lower profitability, partially offset by the favorable impact of lower purchases of rental equipment. As previously stated, the company expects to generate approximately $300 million of free cash flow for full-year 2009.

•	SG&A expense decreased by $21 million, compared to the first quarter last year. The company expects to reduce full year SG&A expense by $50 million to $60 million, as compared to its previous estimate of $40 million to $50 million.

•	A first quarter record $1.3 billion of rental equipment (original equipment cost) was transferred among branches, in line with the company’s fleet management strategy.

•	10 branches were closed or consolidated in the quarter, and headcount was reduced by approximately 500.

•	Time utilization decreased 2.4 percentage points to 56.1%, and rental rates declined 11.5%, compared with the first quarter last year.

•	Contractor supplies gross margin improved year-over-year by 6.7 percentage points to 28.1%.
CEO Comments
Michael Kneeland, chief executive officer of United Rentals, said, “Weak construction markets and intense pressure on rates constrained both our top line and our gross margin throughout the first quarter. While the decline has yet to run its course, there are many actions we are taking to mitigate its impact. We took another $21 million of SG&A expense out of the business in the quarter, further reduced our headcount by 5%, closed or consolidated 10 of our least profitable branches, continued to defleet, and accelerated our pursuit of National Account customers. We plan to close an additional 39 branches in the second quarter, further evidence of the levers at our disposal.”

Mr. Kneeland continued, “Given the depth and the potential duration of the downturn, liquidity is of paramount importance to our plan. We are maintaining our earlier estimate of $300 million of free cash flow this year. In the first quarter, we generated $129 million of free cash flow and made prudent use of it by reducing our debt by $113 million. As a result, we improved both our liquidity and capital structure. Proceeds from the sale of used equipment exceeded rental capex spent in the quarter by $15 million, and we now expect net rental capex for the year to be near zero. We will continue to manage our business in a way that is consistent with our long-term vision.”
Free Cash Flow and Fleet Size
For the first quarter 2009, free cash flow was $129 million after total rental and non-rental capital expenditures of $64 million, compared with free cash flow of $143 million after total rental and non-rental capital expenditures of $151 million for the same period last year.
The size of the rental fleet, as measured by the original equipment cost, was $4.0 billion and the age of the rental fleet was 40 months at March 31, 2009, compared with $4.1 billion and 39 months at December 31, 2008.
Return on Invested Capital (ROIC)
Return on invested capital was 6.6% for the 12 months ended March 31, 2009, a decrease of 2.4 percentage points from the same period last year. The company’s ROIC metric uses after-tax operating income for the trailing 12 months divided by the averages of stockholders’ equity, debt and deferred taxes, net of average cash.
Second Quarter Restructuring and Asset Impairment Charge
The company announced that it expects to record a charge in the second quarter 2009 of between $25 million and $30 million principally related to the planned closure of 39 branches. The charge is expected to include a non-cash component of approximately $14 million related to the aggregate impact of impairing certain rental assets and writing off leasehold improvements.
Conference Call
United Rentals will hold a conference call tomorrow, Thursday, April 30, 2009, at 11:00 a.m. Eastern Time. The conference call will be available live by audio webcast at unitedrentals.com, where it will be archived, and by calling 866-793-1344.
Non-GAAP Measures
Free cash flow, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, and adjusted earnings per share (EPS) are non-GAAP financial measures as defined under the rules of the SEC. Free cash flow represents net cash provided by operating activities, less purchases of rental and non-rental equipment plus proceeds from sales of rental and non-rental equipment and excess tax benefits from share-based payment arrangements. EBITDA represents the sum of (loss) income before (benefit) provision for income taxes, interest expense, net, interest expense-subordinated convertible debentures, depreciation-rental equipment, non-rental depreciation and amortization and stock compensation expense. Adjusted EBITDA represents EBITDA plus the restructuring charge. Adjusted EPS represents EPS plus the restructuring charge. The company believes that: (i) free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements; (ii) EBITDA and adjusted EBITDA provide useful information about operating performance and period-over-period growth and (iii) adjusted EPS provides useful information concerning future profitability. However, none of these measures should be considered as alternatives to net income, cash flows from operating activities or earnings per share under GAAP as indicators of operating performance or liquidity. Information reconciling forward-looking free cash flow to a GAAP financial measure is unavailable to the company without unreasonable effort.

About United Rentals
United Rentals, Inc. is the largest equipment rental company in the world, with an integrated network of over 615 rental locations in 48 states, 10 Canadian provinces and Mexico. The company’s approximately 9,400 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers for rent approximately 2,800 classes of equipment with a total original cost of $4.0 billion. United Rentals is a member of the Standard & Poor’s MidCap 400 Index and the Russell 2000 Index® and is headquartered in Greenwich, Conn. Additional information about United Rentals is available at unitedrentals.com.
Forward-Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements can generally be identified by words such as “believes,” “expects,” “plans,” “intends,” “projects,” “forecasts,” “may,” “will,” “should,” “seek,” “on track” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of vision, strategy or outlook. Our businesses and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ materially from those projected include, but are not limited to, the following: (1) the depth and duration of the current economic downturn and accompanying decreases in North American construction and industrial activities, which have significantly affected revenues and, because many of our costs are fixed, our profitability, and which may further reduce demand and prices for our products and services; (2) our highly leveraged capital structure, which requires us to use a substantial portion of our cash flow for debt service and can constrain our flexibility in responding to unanticipated or adverse business conditions; (3) noncompliance with financial or other covenants in our debt agreements, which could result in our lenders terminating our credit facilities and requiring us to repay outstanding borrowings; (4) inability to access the capital that our businesses or growth plans may require; (5) increases in our maintenance and replacement costs as we age our fleet, and decreases in the residual value of our equipment; (6) inability to sell our used fleet in the amounts, or at the prices, we expect; (7) rates we can charge and time utilization we can achieve being less than anticipated; and (8) costs we incur being more than anticipated, and the inability to realize expected savings in the amounts or time frames planned. For a fuller description of these and other possible uncertainties, please refer to our Annual Report on Form 10-K for the year ended December 31, 2008, as well as to our subsequent filings with the SEC. Our forward-looking statements contained herein speak only as of the date hereof, and we make no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations.
# # #
Contact:
Fred Bratman
(203) 618-7318
Cell: (917) 847-4507
fbratman@ur.com

UNITED RENTALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)

	Three Months Ended
	March 31,
	2009	2008	% Change
Revenues:
Equipment rentals	$448	$578	(22.5%)
Sales of rental equipment	67	66	1.5%
New equipment sales	23	42	(45.2%)
Contractor supplies sales	32	56	(42.9%)
Service and other revenues	24	30	(20.0%)

Total revenues	594	772	(23.1%)

Cost of revenues:
Cost of equipment rentals, excluding depreciation	233	276	(15.6%)
Depreciation of rental equipment	106	108	(1.9%)
Cost of rental equipment sales	59	49	20.4%
Cost of new equipment sales	20	34	(41.2%)
Cost of contractor supplies sales	23	44	(47.7%)
Cost of service and other revenues	9	12	(25.0%)

Total cost of revenues	450	523	(14.0%)

Gross profit	144	249	(42.2%)
Selling, general and administrative expenses	108	129	(16.3%)
Restructuring charge	4	3	33.3%
Non-rental depreciation and amortization	14	15	(6.7%)

Operating income	18	102	(82.4%)
Interest expense, net	50	41	22.0%
Interest expense — subordinated convertible debentures	2	2
Other income, net	(1)	—

(Loss) income before (benefit) provision for income taxes	(33)	59
(Benefit) provision for income taxes	(14)	21

Net (loss) income	(19)	38

Diluted (loss) earnings per share	$(0.32)	$0.34

UNITED RENTALS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	March 31,	December 31,
	2009	2008
ASSETS
Cash and cash equivalents	$96	$77
Accounts receivable, net	359	454
Inventory	59	59
Prepaid expenses and other assets	33	37
Deferred taxes	75	76

Total current assets	622	703

Rental equipment, net	2,620	2,746
Property and equipment, net	444	447
Goodwill and other intangible assets, net	229	229
Other long-term assets	62	66

Total assets	$3,977	$4,191

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current maturities of long-term debt	$11	$13
Accounts payable	154	157
Accrued expenses and other liabilities	191	257

Total current liabilities	356	427

Long-term debt	3,075	3,186
Subordinated convertible debentures	146	146
Deferred taxes	410	414
Other long-term liabilities	46	47

Total liabilities	4,033	4,220

Common stock	1	1
Additional paid-in capital	467	466
Accumulated deficit	(531)	(512)
Accumulated other comprehensive income	7	16

Total stockholders’ deficit	(56)	(29)

Total liabilities and stockholders’ deficit	$3,977	$4,191

UNITED RENTALS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended
	March 31,
	2009	2008
Cash Flows From Operating Activities:
Net (loss) income	$(19)	$38
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	120	123
Amortization and write-off of deferred financing and related costs	4	2
Gain on sales of rental equipment	(8)	(17)
Gain on sales of non-rental equipment	(1)	—
Non-cash adjustments to equipment	4	1
Stock compensation expense, net	2	1
Gain on repurchase of high yield notes	(4)	—
(Decrease) increase in deferred taxes	(3)	18
Changes in operating assets and liabilities:
Decrease in accounts receivable	93	65
Increase in inventory	—	(4)
Decrease in prepaid expenses and other assets	4	2
(Decrease) increase in accounts payable	(3)	81
Decrease in accrued expenses and other liabilities	(65)	(84)

Net cash provided by operating activities	124	226

Cash Flows From Investing Activities:
Purchases of rental equipment	(52)	(136)
Purchases of non-rental equipment	(12)	(15)
Proceeds from sales of rental equipment	67	66
Proceeds from sales of non-rental equipment	3	2
Purchases of other companies	(2)	—

Net cash provided by (used in) investing activities	4	(83)

Cash Flows From Financing Activities:
Proceeds from debt	2,564	—
Payments of debt	(2,670)	(7)
Other	(1)	—

Net cash used in financing activities	(107)	(7)

Effect of foreign exchange rates	(2)	(2)

Net increase in cash and cash equivalents	19	134
Cash and cash equivalents at beginning of period	77	381

Cash and cash equivalents at end of period	$96	$515

UNITED RENTALS, INC.
SEGMENT PERFORMANCE
($ in millions)

	Three Months Ended
	March 31,
	2009	2008	% Change
General Rentals
Reportable segment revenue	$558	$727	(23.2%)
Reportable segment operating income	15	93	(83.9%)
Reportable segment operating margin	2.7%	12.8%	(10.1 pts)

Trench Safety, Pump and Power
Reportable segment revenue	$36	$45	(20.0%)
Reportable segment operating income	3	9	(66.7%)
Reportable segment operating margin	8.3%	20.0%	(11.7 pts)

Total United Rentals
Reportable segment revenue	$594	$772	(23.1%)
Reportable segment operating income	18	102	(82.4%)
Reportable segment operating margin	3.0%	13.2%	(10.2 pts)
DILUTED (LOSS) EARNINGS PER SHARE CALCULATION
(In millions, except per share data)

	Three Months Ended
	March 31,
	2009	2008
Net (loss) income	$(19)	$38
Convertible debt interest	—	—

Net (loss) income	$(19)	$38

Weighted average common shares	60.0	86.3
Series C and D preferred stock	—	17.0
Employee stock options and warrants	—	0.6
Convertible shares	—	6.5
Restricted stock units and other	—	0.4

Total weighted-average diluted shares	60.0	110.8

Diluted (loss) earnings per share	$(0.32)	$0.34

UNITED RENTALS, INC.
ADJUSTED (LOSS) EARNINGS PER SHARE RECONCILIATION
We define “adjusted (loss) earnings per share” as the sum of (i) diluted (loss) earnings per share - GAAP, as reported, plus the after-tax impact of the restructuring charge. Management believes adjusted (loss) earnings per share provides useful information concerning future profitability. However, adjusted (loss) earnings per share is not a measure of financial performance under GAAP. Accordingly, adjusted (loss) earnings per share should not be considered an alternative to GAAP (loss) earnings per share. The table below provides a reconciliation between diluted (loss) earnings per share — GAAP, as reported, and diluted (loss) earnings per share — adjusted.

	Three Months Ended March 31,
	2009	2008
Diluted (loss) earnings per share — GAAP, as reported	$(0.32)	$0.34
After-tax impact of restructuring charge	0.04	$0.02

Diluted (loss) earnings per share — adjusted	$(0.28)	$0.36

UNITED RENTALS, INC.
EBITDA AND ADJUSTED EBITDA GAAP RECONCILIATION
(In millions)
“EBITDA” represents the sum of (loss) income before (benefit) provision for income taxes, interest expense, net, interest expense-subordinated convertible debentures, depreciation-rental equipment, non-rental depreciation and amortization and stock compensation expense. Adjusted EBITDA represents EBITDA plus the restructuring charge. Management believes EBITDA and adjusted EBITDA provide useful information about operating performance and period-over-period growth. However, EBITDA and adjusted EBITDA are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income or cash flow from operating activities as indicators of operating performance or liquidity. The table below provides a reconciliation between (loss) income before (benefit) provision for income taxes and EBITDA and adjusted EBITDA.

	Three Months Ended
	March 31,
	2009	2008
(Loss) income before (benefit) provision for income taxes	$(33)	$59
Interest expense, net	50	41
Interest expense — subordinated convertible debentures	2	2
Depreciation — rental equipment	106	108
Non-rental depreciation and amortization	14	15
Stock compensation expense	2	1

EBITDA (1)	141	226
Restructuring charge	4	3

Adjusted EBITDA (2)	$145	$229

(1)	Our EBITDA margin was 23.7% and 29.3% for the three months ended March 31, 2009 and 2008, respectively.

(2)	Our adjusted EBITDA margin was 24.4% and 29.7% for the three months ended March 31, 2009 and 2008, respectively.

UNITED RENTALS, INC.
FREE CASH FLOW GAAP RECONCILIATION
(In millions)
We define “free cash flow” as (i) net cash provided by operating activities less (ii) purchases of rental and non-rental equipment plus (iii) proceeds from sales of rental and non-rental equipment and (iv) excess tax benefits from share-based payment arrangements. Management believes free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements. However, free cash flow is not a measure of financial performance or liquidity under GAAP. Accordingly, free cash flow should not be considered an alternative to net income or cash flow from operating activities as an indicator of operating performance or liquidity. The table below provides a reconciliation between net cash provided by operating activities and free cash flow.

	Three Months Ended
	March 31,
	2009	2008
Net cash provided by operating activities	$124	$226
Purchases of rental equipment	(52)	(136)
Purchases of non-rental equipment	(12)	(15)
Proceeds from sales of rental equipment	67	66
Proceeds from sales of non-rental equipment	3	2
Excess tax benefits from share-based payment arrangements	(1)	—

Free Cash Flow	$129	$143